Exhibit (a)(v)

SUNAMERICA MONEY MARKET FUNDS, INC.

Articles of Amendment Changing the Designation of a Class Pursuant to Section 2-605(a)

of the Maryland General Corporation Law

SUNAMERICA MONEY MARKET FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to provide that the designation of all of the shares of Common Stock of the Municipal Money Market Fund series of the Corporation currently designated as Class II Common Stock are changed to Class C Common Stock.

SECOND: The introductory paragraph of Article SIXTH of the Charter of the Corporation is hereby amended to read in its entirety as follows:

SIXTH: The total number of shares of stock of all classes and series which the Corporation has authority to issue is 10,000,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $1,000,000. All of the authorized shares of capital stock of the Corporation are initially classified as “Common Stock,” and designated as follows:

Money Market Fund:
Class A shares	1,000,000,000 shares
Class B shares	1,000,000,000 shares
Class C shares	500,000,000 shares
Class I shares	500,000,000 shares

Municipal Money Market Fund:
Class A shares	25,000,000 shares
Class B shares	25,000,000 shares
Class II shares	25,000,000 shares
Class I shares	25,000,000 shares

Common Stock (Unclassified)	6,000,000,000 shares

THIRD: (a) As of immediately before and after the re-designation and amendment, the total number of shares of stock of all classes and series which the Corporation has authority to issue is 10,000,000,000 shares, all of which shares are Common Stock (par value $.0001 per share), designated as follows:

	Before	After
Money Market Fund:
Class A shares	1,000,000,000 shares	1,000,000,000 shares
Class B shares	1,000,000,000 shares	1,000,000,000 shares
Class C shares	500,000,000 shares	500,000,000 shares
Class I shares	500,000,000 shares	500,000,000 shares

Municipal Money Market Fund:
Class A shares	25,000,000 shares	25,000,000 shares
Class B shares	25,000,000 shares	25,000,000 shares
Class II shares	25,000,000 shares	0 shares
Class C shares	0 shares	25,000,000 shares
Class I shares	25,000,000 shares	25,000,000 shares

Common Stock (Unclassified)	6,000,000,000 shares	6,000,000,000 shares

(b) The aggregate par value of all shares having a par value is $1,000,000 before the re-designation and amendment and $1,000,000 as re-designated and amended.

(c) The shares of stock of the Corporation are divided into classes and series, but the terms of each class and series of stock of the Corporation, that are set forth in the Charter of the Corporation, are not changed by the re-designation and amendment.

FOURTH: The foregoing re-designation and amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 (a)(2) of the Maryland General Corporation Law.

FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SIXTH: The foregoing re-designation and amendment to the Charter of the Corporation shall become effective at 12:01 AM Eastern Time on February 20, 2004.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 18th day of February, 2004.

SUNAMERICA MONEY MARKET FUNDS, INC.

By:	/s/ Robert M. Zakem
Robert M. Zakem, President

WITNESS:

/s/ Joseph P. Kelly
Joseph P. Kelly, Secretary

THE UNDERSIGNED, the President of SunAmerica Money Market Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Robert M. Zakem
Robert M. Zakem, President

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